                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                Current Report


               Filed pursuant to Section 12, 13, or 15(d) of the
                        Securities Exchange Act OF 1934




      Date of Report (Date of earliest event reported):  January 20, 1999



                       INTEGRATED CIRCUIT SYSTEMS, INC.
                       --------------------------------
                (Exact name of issuer as specified in charter)



       PENNSYLVANIA                   0-19299             23-2000174
 (State or Other Jurisdiction        Commission        (I.R.S. Employer
     of Incorporation or             file number        Identification
       Organization)                                        Number)

        2435 Boulevard of the Generals, Norristown, Pennsylvania 19403
                   (Address of principal executive offices)


                                (610) 630-5300
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS
         ------------

     On January 20, 1999, Integrated Circuit Systems, Inc. (the "Company") issued a press release announcing that the Company had entered into a definitive merger agreement under which an investor group comprised of its senior management together with affiliates of Bain Capital Inc. and Bear, Stearns & Co. Inc. will acquire all of the outstanding shares of ICS at a cash price of $21.25 per share. The press release also disclosed that the Company has entered into a definitive agreement to sell intellectual property and engineering hardware and software related to its data communications business to 3Com Corporation for approximately $16 million in cash. Copies of the press release and the merger agreement are being filed herewith as an Exhibit.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------

 (c)  Exhibits

 2.1 Agreement and Plan of Merger by and between ICS Merger Corp. and Integrated Circuit Systems, Inc. dated January 20, 1999. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the Schedules and Exhibits to the Merger Agreement are not being filed as a part of this
      Exhibit 2.1. The Company agrees to furnish supplementally a copy of any such Schedules to the Securities and Exchange Commission upon request.

99.1  Press release dated January 20, 1999.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 INTEGRATED CIRCUIT SYSTEMS, INC.


         Date: January 20, 1999  By: /s/  Hock E. Tan
                                     ----------------------
                                     Hock E. Tan
                                     Chief Financial Officer
                                     and Chief Operating Officer

                                 EXHIBIT INDEX

EXHIBIT
   No.              DESCRIPTION
 -----              -----------


 2.1      Agreement and Plan of Merger dated January 20, 1999.

99.1      Press release dated January 20, 1999.